SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            Form 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):
                         August 25, 1998


    AMRESCO Residential Securities Corporation on behalf of:

 AMRESCO Residential Securities Corporation Mortgage Loan Trust
                             1998-2
     (Exact name of registrant as specified in its charter)




          New York             333-30759-5  Application Pending
(State or Other Jurisdiction   (Commission    (I.R.S. Employer
      of Incorporation)       File Number)  Identification No.)

  c/o Bankers Trust Company
   3 Park Plaza 16th Floor
         Irvine, CA                                92614
    (Address of Principal                        (Zip Code)
     Executive Offices)

Registrant's telephone number, including area code (714) 253-7575

                       No Change
  (Former name or former address, if changed since last report)



Item 5.   Other Events.
        Information relating to the distributions to Certificateholders for the period from July 1, 1998 to July 31, 1998 (the "Monthly Period") of the AMRESCO Residential Securities Corporation Mortgage Loan Trust 1998-2 (the "Registrant" or "Trust") in respect of the Mortgage Loan Asset Backed Certificates, Series 1998-2, Class A (the "Certificates") issued by the Registrant and the performance of the Trust (including distributions of principal and interest, delinquent balances of mortgage loans, and the subordinated amount remaining), together with certain other information relating to the Certificates, is contained in the Monthly Report for the Monthly Period provided to Certificateholders pursuant to the Pooling and Servicing Agreement dated as of June 1, 1998, among AMRESCO Residential Securities Corporation in its capacity as Depositor, AMRESCO Residential Capital Markets, Inc. in its capacity as the Seller and Master Servicer, Advanta Mortgage Corp. USA, Ameriquest Mortgage Company and Wendover Financial Services Corporation as the Servicers, Norwest Bank Minnesota and National Association, in its capacity as the trustee.


Item 7.   Exhibit.

      Monthly Report for the Monthly Period relating to the Certificates issued by the Trust.


                           SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          By:    AMRESCO  Residential  Securities
                                 Corporation
                                 Mortgage Loan Trust 1998-2

                          By: /s/Ron B. Kirkland
                             Name:      Ron B. Kirkland
                             Title:     Vice President and
                                   Chief Accounting Officer



Dated:  September 4, 1998